united states

SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2012

Astoria Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 14, 2012, Astoria Financial Corporation (the “Company”) issued a press release announcing that it has priced an offering of $250 million of 5.00% Senior Notes due June 19, 2017, through a public offering underwritten through a syndicate led by Jefferies & Company, Inc. and Sandler O’Neill + Partners, L.P. The Company expects to use the net proceeds from the offering to repay its 5.75% Senior Notes due 2012. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there by any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The Company is conducting the offering pursuant to an effective Registration Statement on Form S-3 (File No. 333-182041) under the Securities Act of 1933, as amended. The senior notes offering is being made solely by means of a separate prospectus supplement and accompanying prospectus. Prospective investors should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents that the Company has filed with the Securities and Exchange Commission (the “SEC”) for more complete information about the Company and the offering. Investors may obtain these documents without charge by visiting the SEC website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and the prospectus relating to the offering may be obtained from Jefferies & Company, Inc., 520 Madison Avenue, New York, NY 10022, (201) 761-7610 or Sandler O’Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, NY 10020, (866) 805-4128.

Item 9.01. Other Events.

(d)	Exhibits.
	Exhibit 99.1	Press Release dated June 14, 2012

signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

By:	/s/ Peter J. Cunningham
Peter J. Cunningham First Vice President and Director of Investor Relations

Dated: June 14, 2012